UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2007

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On January 16, 2007, the Company’s Board of Directors approved and adopted the amended and restated Fifth Third Bancorp Code of Business Conduct and Ethics attached hereto as Exhibit 14 (the “Ethics Code”) and which is also available on the Registrant’s website at www.53.com. The Ethics Code is applicable to all employees of the Registrant and its subsidiaries and affiliates (“Fifth Third”), including but not limited to the Registrant’s principal executive officer, principal financial officer and principal accounting officer. The revisions to the Ethics Code do not result in any waiver, explicit or implicit, from any provision of the Ethics Code as in effect prior to the Board’s action to amend and restate the Ethics Code to any officer or employee of Fifth Third. The changes to the Ethics Code clarify the potential actions that the Company may take for violations by explicitly stating that the Company reserves the right and, if appropriate, will seek restitution of any bonus, commission, or other compensation received by any employee as a result of the employee’s intentional or knowing fraudulent or illegal conduct or misconduct.

Item 9.01 Financial Statements and Exhibits

Exhibit 14 – Fifth Third Bancorp Code of Business Conduct and Ethics, as amended and restated as of January 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

January 17, 2007	/s/ Paul L. Reynolds
Paul L. Reynolds
Executive Vice President, Secretary and
General Counsel